EXHIBIT 10.30

AGREEMENT FOR PURCHASE AND SALE

OF REAL ESTATE AND JOINT ESCROW INSTRUCTIONS

By and Between

PC MALL, INC.

a Delaware corporation

(“Buyer”)

And

CITIBANK, N.A., a national banking association

(“Seller”)

Subject Property:

1940 E. Mariposa Avenue, El Segundo, California

Dated as of January 7, 2011

Agreement For Purchase And Sale
Of Real Estate And Joint Escrow Instructions

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5.2	Delivery by Seller by Closing	9
	5.2.1 Deed	9
	5.2.2 Tax Affidavit	9
	5.2.3 FIRPTA	10
	5.2.4 Bill of Sale	10
	5.2.5 Other Documents	10
5.3	Delivery by Buyer by Closing	10
	5.3.1 Indemnity Agreement	10
	5.3.2 Authorizing Resolutions	10
	5.3.3 PCOR	10
	5.3.4 Bill of Sale	10
	5.3.5 Other Documents	10

ARTICLE 6.	TITLE	10

ARTICLE 7.	SELLER’S REPRESENTATIONS AND WARRANTIES	11

7.1	No Warranties by Seller	11
	7.1.1 Title	11
	7.1.2 Income and Expense	11
	7.1.3 Books and Records	11
	7.1.4 Physical Condition of Personal Property and Improvements	11
	7.1.5 Quality of Workmanship	11
	7.1.6 Physical Condition of Land	12
	7.1.7 Compliance with Environmental Laws	12
	7.1.8 Zoning	12
	7.1.9 Conformity with Plans	12
	7.1.10 Governmental Requirements	12
	7.1.11 Leases	12
7.2	Seller’s Representations	12
	7.2.1 Litigation	12
	7.2.2 Notice	12
	7.2.3 Leases	12
	7.2.4 Onsite Active Employees	12

ARTICLE 8.	BUYER’S REPRESENTATIONS AND WARRANTIES	12

8.1	Authority to Execute	12
8.2	Organization	13
8.3	Binding Obligation	13
8.4	Financial Condition	13
8.5	No Encumbrance	13
8.6	Prohibited Persons	13
8.7	Litigation	13
8.8	Financial Ability	14

ARTICLE 9.	CONDITION OF PROPERTY; ENTRY AND INSPECTION	14

9.1	Acknowledgment of Condition	14
9.2	Waiver, Release and Indemnification	14
9.3	Costs of Testing and Inspection	15

ARTICLE 10.	BUYER’S CONTINGENCIES	15

10.1	Natural Hazard Disclosure Report	15
10.2	Documents	16
10.3	Performance by Seller	16
10.4	Seller’s Representations	16
10.5	Commitment to Issue Buyer’s Title Insurance Policy	16

ARTICLE 11.	SELLER’S CONTINGENCIES	16

11.1	Payment and Documents	16
11.2	Buyer’s Warranties	16
11.3	No Adverse Financial Condition	16
11.4	Performance by Buyer	16

ARTICLE 12.	POSSESSION, RISK OF LOSS	16

ARTICLE 13.	DAMAGE OR DESTRUCTION OF THE PROPERTY; CONDEMNATION	16

ARTICLE 14.	MAINTENANCE AND MANAGEMENT OF THE PROPERTY	17

14.1	Seller Will Continue to Maintain	17
14.2	Seller Will Not Enter Long Term Contracts	17
14.3	Termination of Management Contract	17
14.4	Notice of Sale to Tenants	17

ARTICLE 15.	MISCELLANEOUS	18

15.1	Survival	18
15.2	Brokerage Commissions	18
15.3	Successors and Assigns	18
15.4	Assignment	18
15.5	Entire Agreement	19
15.6	Time of the Essence	19
15.7	Counterparts	19
15.8	Attorneys’ Fees	19
15.9	Notices	19
15.10	Invalid Provisions	19
15.11	No Waiver	19
15.12	WAIVER OF LIS PENDENS	20

15.13	Governing Law	20
15.14	Further Assurances
15.15	Saturdays, Sundays, Holidays	20
15.16	Effect of Termination	20
15.17	Ownership of Test Data	20
15.18	Confidentiality	20
15.19	WAIVER OF JURY TRIAL; JUDICIAL REFERENCE AGREEMENT	21
	15.19.1 Judicial Reference	21
	15.19.2 Referee	22
	15.19.3 Other Remedies	22
	15.19.4 Costs	22

ARTICLE 16.	OTHER TERMS AND CONDITIONS	22

ARTICLE 17.	ACCEPTANCE	22

LIST OF SCHEDULES AND EXHIBITS

Addendum	Addendum to Agreement for Purchase and Sale of Real Estate

Exhibit “A”	Legal Description of the Real Property

Exhibit “B”	Bill of Sale

Exhibit “C”	Deed

Exhibit “D”	Documents and Items Delivered to Buyer

Exhibit “E”	Waiver, Release and Indemnification Agreement

Exhibit “F”	Assignment and Assumption of Agreement

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AGREEMENT FOR PURCHASE AND SALE
OF REAL ESTATE AND JOINT ESCROW INSTRUCTIONS

SCHEDULE OF DEFINITIONS

“Acceptance Deadline Date” shall mean January 7, 2011 or such other date as extended in writing by Seller.

“Business Day” shall mean any day that national banks in Los Angeles County are open for business, excluding Saturdays and Sundays.

“Buyer” shall mean PC Mall, Inc., a Delaware corporation

“Buyer’s Contingencies” shall have the meaning set forth in Article 10.

“Close of Escrow” or “Closing” shall mean the closing of the Escrow contemplated by this Agreement which shall be the date no later than fifteen (15) days following Buyer’s delivery of the Financing Approval Notice as provided herein (and in no event, later than February 22, 2011).

“Deposit” shall mean the sum of Five Hundred Thousand and 00/100ths Dollars ($500,000.00), together with all interest earned on said sum while it is held in escrow by Escrow Agent in accordance with this Agreement

“Effective Date” shall mean the date of the last of Buyer and Seller to execute this Agreement.

“Environmental Laws” shall include, without limitation, the following:  (a) the Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq.); (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. 9601, et seq.); (c) the Clean Air Act (42 U.S.C. 4701, et seq.); (d) the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. 4851, et seq.) and (e) such other requirements or environmental or ecological laws, regulations or controls, related to the Property, as may be imposed by any law, rule, order or regulation of any federal, state or local, executive, legislative, judicial, regulatory or administrative agency, board or authority, or any private agreement, which relate to (i) pollution or protection of the air, (ii) surface water, ground water, or soil, (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation, and (iv) exposure to any substances which are or become regulated as hazardous or toxic under any applicable law or regulation.

“Escrow” shall mean an escrow opened by Seller with Escrow Agent for the purpose of facilitating the transactions contemplated by this Agreement.

“Escrow Agent” shall mean the Title Company.

“Hazardous Material” shall mean (a) “hazardous substances,” as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601, et seq.; (b) “hazardous wastes”, as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6902, et seq.; (c) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended; (d) more than 100 gallons of crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (e) any radioactive materials, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sec. 2011, et seq., as amended or hereafter amended; (f) asbestos in any form or condition; and (g) lead-based paint hazards, i.e., any condition that causes exposure to lead from lead-contaminated dust, lead-contaminated soil, or lead contaminated paint that is deteriorated or present in accessible surfaces, friction surfaces or impact surfaces that would result in adverse human health effects as established by the appropriate Federal agency.

“Investigation Period” shall mean the period of time beginning on the Effective Date and ending on the date that is fourteen (14) days following the Effective Date.

“Key Employees” shall mean the personnel of Seller who are most likely to have actual personal knowledge of pertinent facts relating to the Property, in this case Kathryn Covert.

“Land” shall mean that certain real property located at 1940 East. Mariposa Avenue, El Segundo, California, more particularly described in Exhibit “A” to this Agreement.

“Lease” shall mean, if applicable, a lease of space in the Improvements or any other portion of the Property.

“Purchase Price” shall mean the purchase price of the Property which is Nine Million Seven Hundred Fifty Thousand and 00/100ths Dollars ($9,750,000.00).

“Seller” shall mean Citibank, N.A., a national banking association.

“Seller’s Actual Knowledge” shall mean the actual, not imputed, knowledge of the Key Employees based on a review of Seller’s files concerning the Property.

“Seller’s Contingencies” shall have the meaning set forth in Article 11.

“Title Report” shall mean a preliminary title report issued by the Title Company.

“Title Policy” shall mean an ALTA owner’s extended coverage title insurance policy in the amount of the Purchase Price, insuring Buyer’s fee title to the Real Property (as defined below), subject to the Permitted Exceptions, together with all endorsements to the Title Policy required by Buyer (so long as such request is made prior to the end of the Investigation Period).

“Title Company” shall mean Fidelity National Title Company.

“Total Cash to Close Escrow” shall mean the Purchase Price plus Buyer’s share of prorations and closing costs of Escrow, as provided in Paragraphs 4.4 and 4.5 of this Agreement, less the amount of the Deposit and any other credit specifically provided in this Agreement, in the form of a cashier’s check or immediately available funds.

THIS AGREEMENT is entered into as of the Effective Date by and between Seller and Buyer, as follows:

ARTICLE 1.           DEFINITIONS.  Except as otherwise expressly provided hereinafter, all capitalized items used in this Agreement shall have the meanings assigned to them in the Schedule of Definitions hereinabove set forth.

ARTICLE 2.           PURCHASE AND SALE OF PROPERTY.

2.1           Sale of Property.  Seller agrees to sell and convey to Buyer and Buyer agrees to buy from Seller, subject to the terms and conditions set forth herein, the following:

2.1.1        Land.  The Land;

2.1.2        Appurtenances.  All rights, privileges and easements, appurtenant to the Land, which are owned by Seller, including, without limitation, all mineral, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any appurtenant easements, rights of way or other interests related to the beneficial use and enjoyment of the Land, to the extent that the same may lawfully be conveyed by Seller (collectively, “Appurtenances”);

2.1.3        Improvements.  All buildings, structures, improvements and fixtures, located on the Land, which are owned by Seller, as well as all apparatus, equipment and appliances used in connection with the operation and occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utilities, ventilation or other services thereto (collectively, “Improvements”); and

2.1.4        Personal Property.  All personal property located on or in, or used in connection  with, the Land and/or Improvements, which is owned by Seller, if any (collectively, “Personal Property”).

2.1.5        Other Property.  To the extent the same is assignable by Seller, Seller’s interest in, if any (a) third-party contracts and agreements relating to the use, maintenance or operation of the Land or Improvements which are disclosed to Buyer and which Buyer elects to accept before the expiration of the Investigation Period (collectively, the “Service Agreements”), (b) warranties relating to the use, maintenance or operation of the Land or Improvements (“Warranties”) and (c) licenses, permits, authorizations, consents, variances, waivers and approvals issued by any federal, state, local municipal or other authorities relating to the use, maintenance, occupancy or operation of the Land or Improvements and in effect at the Close of Escrow (collectively, the “Permits”), to the extent such Service Agreements, Warranties or Permits are in Seller’s actual possession (or with respect to Permits and Warranties, assignable without having to be in Seller’s possession or known to Seller).  The Service Agreements, Warranties and Permits are referred to as “Other Property”.

The Land, the Appurtenances, the Improvements, the Personal Property and the Other Property are hereinafter collectively referred to as the “Property,” and the Land, the Appurtenances and the Improvements as the “Real Property.”

ARTICLE 3.           PURCHASE PRICE.  The Purchase Price shall be payable as follows:

3.1           Deposit.  The Deposit shall be delivered to Escrow Agent prior to 4:00 p.m. C.S.T. on the third (3rd) Business Day following the Effective Date.  The Deposit shall be made by Buyer to Escrow Agent in the form of one (1) certified or bank cashier’s check payable to Escrow Agent, or by wire transfer.  The Deposit shall be placed by Escrow Agent in an interest-bearing escrow account with a commercial bank selected by Escrow Agent and acceptable to Seller, which interest shall accrue for the benefit of Buyer.  Buyer’s tax identification number is                                   .  In the event Buyer fails to provide its tax identification number in this Agreement, then Escrow Agent shall not be required to place the Deposit in an interest bearing account until it has received written notice setting forth the Buyer’s tax identification number.

The Deposit shall be nonrefundable, subject to return to Buyer only upon default by Seller under this Agreement or the occurrence of an event entitling Buyer to terminate this Agreement, as expressly provided elsewhere herein, and a timely election by Buyer to do so.

3.2           Cash at Closing.  The Total Cash to Close Escrow shall be in the form of a wire transfer or immediately available funds, payable to Escrow Agent and received by Escrow Agent not later than 10:00 a.m., local time, on the Business Day immediately preceding the date of Close of Escrow.

ARTICLE 4.           ESCROW.

4.1           Escrow Instructions.  This Agreement shall be deposited into Escrow within three (3) Business Days after the Effective Date and shall constitute joint Escrow instructions of Buyer and Seller.  Each of Buyer and Seller covenant and agree with the other that they will execute such other and further Escrow instructions, consistent with the terms of this Agreement, as Escrow Agent may request or as may be necessary or appropriate to consummate the transactions contemplated hereby, and that they will deliver the same to Escrow Agent sufficiently in advance of the Close of Escrow to permit Escrow to close within the time provided in this Agreement.

4.2           Close of Escrow.  Upon satisfaction of Buyer’s Contingencies and Seller’s Contingencies, and when Buyer and Seller have deposited all funds and documents required by these Escrow instructions, and taken all actions required by such further Escrow instructions as may have been given pursuant to Paragraph 4.1, Escrow Agent is authorized and instructed to date, record, file and deliver the documents listed in Paragraphs 5.2 and 5.3 below, as appropriate; to disburse to the person or entity entitled thereto all funds held by Escrow Agent on account of Escrow and title costs and other matters specified in Paragraph 4.4; and to disburse to Seller all remaining funds held by Escrow Agent on account of the Purchase Price.

4.3           Failure to Close.  In the event  Escrow Agent is unable to comply with these Escrow instructions on or before the date specified herein as the last date for the Close of Escrow, or such later date as may be agreed upon in writing by Buyer and Seller, or should either party elect to terminate this Agreement in accordance with a provision hereof which expressly permits them to do so, Escrow Agent is hereby authorized and instructed immediately to cancel Escrow in accordance with the terms and conditions of this Paragraph 4.3.  Cancellation costs of Escrow shall be assessed against the defaulting party, if any.  If neither party is in default, or if Escrow Agent is unable to clearly determine which party is the defaulting party, Escrow cancellation costs shall be assessed equally against Seller and Buyer.

4.3.1        Escrow Cancellation Procedures.  Upon cancellation of Escrow:

(a)           Escrow Agent shall promptly return to each of Buyer and Seller all documents and other things theretofore delivered by them under the terms of this Agreement and if Buyer is not in default, pay to Buyer the Deposit, together with interest thereon, to which Buyer is entitled under the remaining provisions of this Agreement; and

(b)           Buyer shall immediately deliver to Seller all documents theretofore delivered to Buyer by or on behalf of Seller hereunder, together with all studies, test results and other materials and information, generated by Buyer, to which Seller is entitled hereunder.

4.3.2        Buyer’s Default.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IF BUYER FAILS TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT FOR ANY REASON OTHER THAN A DEFAULT BY SELLER HEREUNDER OR ANY EVENT EXPRESSLY PERMITTING TERMINATION UNDER THE PROVISIONS OF PARAGRAPHS 5, 6, 10 OR 13, BUYER WILL BE IN DEFAULT AND BUYER AND SELLER AGREE THAT AS A RESULT OF SUCH DEFAULT SELLER WILL INCUR SUBSTANTIAL DAMAGES THAT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX.  ACCORDINGLY, THE PARTIES, AFTER NEGOTIATION, HAVE AGREED THAT SELLER SHALL BE ENTITLED TO RETAIN SUCH AMOUNTS AS BUYER HAS DEPOSITED, OR HAS AGREED HEREIN TO DEPOSIT, INTO ESCROW PLUS ALL INTEREST EARNED FROM THE INVESTMENT THEREOF, AS LIQUIDATED DAMAGES, WHICH SUM THE PARTIES AGREE IS A REASONABLE ESTIMATE OF THE DAMAGES SELLER WILL SUFFER AS THE RESULT OF BUYER’S DEFAULT; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED TO LIMIT ANY OF BUYER’S INDEMNITIES CONTAINED HEREIN.  BY INITIALING BELOW, EACH PARTY SPECIFICALLY AFFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT SUCH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.

Upon receipt of written notice from Seller that Buyer is in default and that the provisions of this subparagraph apply, Escrow Agent shall immediately pay over to Seller the Deposit, and any interest thereon, then in Escrow.

Buyer:	Seller:

4.3.3        Buyers Default Dispute.  NOTWITHSTANDING THE ABOVE PROVISIONS SHOULD THE SELLER AND BUYER DISPUTE AS TO THE NATURE OR REASON FOR DEFAULT ON THE AGREEMENT, THE ESCROW AGENT MAY EITHER (A) CONTINUE TO HOLD THE DEPOSIT, UNTIL THE PARTIES HAVE AGREED IN WRITING AS TO THE DISTRIBUTION THEREOF, OR (B) DISBURSE THE DEPOSIT INTO THE REGISTRY OF ANY COURT HAVING JURISDICTION

OVER THIS AGREEMENT. IN THE EVENT THAT LITIGATION IS INITIATED THE ESCROW AGENT MAY NOT DISTRIBUTE THE DEPOSIT UNTIL A FINAL ORDER OF COURT DIRECTS THE DISTRIBUTION OF THE DEPOSIT OR A WRITTEN AGREEMENT BETWEEN ALL PARTIES.  SELLER AND BUYER ALSO AGREE THAT IF THE ESCROW AGENT IS JOINED IN THE LITIGATION REGARDING THE DEPOSIT, THE ATTORNEY’S FEES AND COST OF THE ESCROW AGENT WILL BE PAID BY THE PARTY THAT JOINED THE ESCROW AGENT.

4.3.4        Seller’s Default.  In the event the transaction contemplated by this Agreement fails to close due to a default by Seller, Buyer shall have the right to terminate the Agreement and receive back the Deposit together with any reasonable, actual third-party costs and expenses incurred by Buyer in connection with this Agreement and the transaction contemplated herein, such costs and expenses not to exceed Twenty Thousand and 00/100 Dollars ($20,000.00), in which event the parties shall be released from any and all liability under this Agreement, except as otherwise expressly provided herein.  The foregoing shall be Buyer’s sole remedy in the event of Seller’s default hereunder and Buyer shall have no action against Seller for damages or specific performance.

4.4           Escrow and Title Costs.  Seller shall pay all charges attributable to (i) recording the Deed, (ii) proratable items chargeable to Seller at Close of Escrow, (iii) the portion of the cost of the Title Policy attributable to standard CLTA coverage, (iv) the cost of any documentary transfer taxes, (v) one-half (1/2) of the escrow fee and (vi) Seller’s own attorneys’ fees.  Buyer shall pay all charges attributable to (a) proratable items chargeable to Buyer at Close of Escrow, (b) the cost of the portion of the Title Policy attributable to ALTA and extended coverage and any endorsements to the Title Policy, (c) any lender’s title insurance policy, (d) one-half (1/2) of the escrow fee and (e) Buyer’s own attorneys’ fees.  All other costs incurred in connection with Escrow shall be borne by Seller and Buyer as customary for the county in which the Real Property is located.

4.5           Prorations.  All nondelinquent general and special Property taxes and assessments, all expenses attributable to the operation and maintenance of the Property, all rentals from the Property, all utility charges and all insurance premiums shall be prorated to Close of Escrow on the basis of a thirty (30) day month.  Notwithstanding the foregoing, Seller shall be solely responsible for the cost attributable to any delinquent penalties or interest attributable to taxes due and owing prior to the Closing Date.  The Property tax proration provided for herein shall be based on the tax statement last available to Escrow Agent.  Buyer shall be solely responsible for, and shall indemnify, defend and hold Seller harmless from and against, all costs and expenses in connection with the possession, operation, management and maintenance of the Property accruing at or after Close of Escrow and for all taxes and assessments against the Property pursuant to any annual or supplemental tax statement issued after Close of Escrow relating to events occurring at or after Close of Escrow, including, without limitation, any tax statement issued by the county in connection with the change of ownership occurring by reason of the purchase and sale provided for herein.  Seller shall be responsible for, and shall indemnify, defend and hold Buyer harmless from and against all taxes and assessments against the Property pursuant to any annual or supplemental tax statement issued before or after Close of Escrow relating to events occurring prior to Close of Escrow.  Seller shall be liable for any and all “rollback” and special use taxes that affect all or any portion of the

Property for periods prior to Closing and Seller, at Seller’s expense, shall cause all of such “rollback” and special use taxes to be escrowed for Buyer’s account/use at Closing.

ARTICLE 5.           INVESTIGATION PERIOD; DELIVERY OF DOCUMENTS.

5.1           Investigation Period.

5.1.1        Buyer’s Inspection of the Property.  During the Investigation Period, Buyer shall have the right to (a) review, inspect and evaluate all of the Books and Records and (b) enter upon the Land and the Improvements to make all reviews, inspections and investigations of the condition and feasibility of the Property which it may deem desirable or necessary, including, but not limited to, soil borings, percolation tests, engineering, environmental and topographical studies, roof and termite inspections and investigations of zoning and the availability of utilities, all of which inspections and investigations shall be undertaken at Buyer’s sole cost and expense.  After completing its inspection of the Property, Buyer shall, at its sole cost and expense, repair and replace any damage it has caused to the Property (damage in this context shall not include the mere discovery, so long as there is no exasperation of, a pre-existing environmental or physical condition).  Buyer shall coordinate any on-site inspections with Seller. All inspections of the Property shall be conducted in such a manner as to avoid any material interference with any business operations on the Property.  All inspections shall be conducted during normal business hours with reasonable prior written notice to Seller.  Seller shall not in any way be liable to Buyer as a result of any restriction of Buyer’s right of access, granted pursuant to this Paragraph, to any of the leased premises in accordance with a specific Lease.

5.1.2        Delivery by Seller.  Buyer acknowledges that, prior to the execution of this Agreement, Brokers have delivered to Buyer the documents and items set forth on Exhibit “D” attached to this Agreement and made a part hereof, and within ten (10) days of the Effective Date, Seller shall make available to Buyer the Title Report together with copies of all underlying documents and a copy of the unaudited operating statements for the period of Seller’s ownership, to the extent and in the form currently in Seller’s possession (all of the foregoing referred to as the “Books and Records”).

5.1.3        Limitation on Information Provided by Seller. Seller makes no representations or warranties with respect to the Books and Records nor to the accuracy or completeness of the Books and Records.  Buyer acknowledges and agrees that (I) Seller has been provided with volumes of information, some of which may relate to the Property, (ii) Seller has not reviewed all such information, (iii) Seller may be unaware of information in its possession which relates to the Property, and (iv) Seller’s failure to include such information in the Books and Records shall not be a breach of Seller’s obligations hereunder, nor be a cause for termination of this Agreement.

5.1.4        Natural Hazards Disclosure.  Seller and Buyer acknowledge that the Disclosure Statutes (as defined below) provide that a seller of real property must make certain disclosures regarding certain natural hazards potentially affecting the property, as more particularly provided therein.  As used in this PSA, “Disclosure Statutes” means, collectively, California Government Code Section 8589.3, 8589.4 and 51183.5, California Public Resources Code Section 2621.9, 2694 and 4136 and any other California statutes that require Seller to make disclosure concerning the Property.  Seller has delivered to Buyer a Natural Hazard Disclosure Report for the Property (the “Natural Hazard Disclosure Report”).  Buyer hereby agrees as follows with respect to the Disclosure Statutes and the Natural Hazard Disclosure Report:

(a)           The delivery of the Natural Hazard Disclosure Report to Buyer as provided above shall be deemed to satisfy all obligations and requirements of Seller under the Disclosure Statutes.

(b)           Seller shall not be liable for any error or inaccuracy in, or omission from, the information in the Natural Hazard Disclosure Report.

(c)           The Natural Hazard Disclosure Report is being provided by Seller for purposes of complying with the Disclosure Statutes and shall not be deemed to constitute a representation or warranty by Seller as to the presence or absence in, at or around the Property of the conditions that are the subject of the Disclosure Statutes.

The Natural Hazard Disclosure Report is for Seller and Buyer only and is not for the benefit of, or be used for any purpose by, any other party, including, without limitation, insurance companies, lenders or governmental agencies.

5.1.5        Survey.  During the Investigation Period, Buyer shall have the right to obtain a survey (the “Survey”) of the Land prepared by a land surveyor or engineer registered and licensed in the State of California.

5.1.6        Buyer’s Right to Terminate During the Investigation Period.  Buyer shall have the right to deliver to Escrow Agent, prior to 4:00 p.m. C.S.T. on the final day of the Investigation Period, written notice of its election to terminate this Agreement (the “Termination Notice”).  Upon Escrow Agent’s timely receipt of the Termination Notice, Escrow Agent shall immediately return to the Buyer the Deposit and thereafter neither Buyer nor Seller shall have any further rights or obligations hereunder except as otherwise expressly provided herein.  If Buyer fails to timely deliver the Termination Notice, then Buyer shall be deemed to have waived its right to terminate this Agreement as provided in this Paragraph, to have agreed that the Deposit shall not be refundable except as expressly permitted herein, and to have represented and warranted to Seller that:  (i) Buyer has had the full opportunity to make such investigation of the condition of the Property as Buyer has deemed necessary; (ii) except as expressly set forth in this Agreement, Buyer is relying solely upon its own investigations in making the decision to purchase the Property; and (iii) Buyer will accept the Property in an “AS IS” “WHERE IS” “WITH ALL FAULTS” condition, without any obligation of Seller to make any repairs or renovations to the Property, with no representations or warranties, except as otherwise expressly provided herein.

5.1.7        Financing Contingency.  Buyer’s obligation to consummate the transactions contemplated by this Agreement is expressly contingent upon Buyer’s receipt of a binding loan commitment from a lending institution for a loan in the sum not to exceed Seventy percent (70%) of the Purchase Price in connection with Buyer’s acquisition of the Property, and upon such other terms and conditions as are reasonably acceptable to Buyer (the “Loan Commitment”).  Buyer shall promptly notify Seller in writing on or prior to 4:00 p.m. C.S.T. on February 7, 2011 of its receipt or inability to obtain the Loan Commitment (the “Financing Notice”). If Buyer is unable to receive the Loan Commitment on or prior to 4:00 p.m. C.S.T. on February 7, 2011 and so states in the Financing Notice (the “Buyer’s Financing Contingency”), (a) this Agreement shall automatically terminate without any further action from any party, (b) Escrow Agent shall return the Deposit (and all interest accrued thereon) in accordance with the terms of Section 4.3.1, and (c) thereafter neither Buyer nor Seller shall have any further rights or obligations hereunder except as otherwise expressly provided herein.  Upon Buyer’s timely delivery of the Financing Notice to Seller indicating Buyer’s receipt of the Loan Commitment or Buyer’s failure to timely deliver the Financing Notice, Buyer shall be deemed to have (i) satisfied Buyer’s Financing Contingency, (ii) waived its right to terminate this Agreement as provided in this Paragraph, and (iii) agreed that the Deposit shall not be refundable except as expressly permitted herein.

5.1.8        Approval of Board.  Buyer’s obligation to consummate the transactions contemplated by this Agreement is expressly contingent upon Buyer’s receipt of a written resolution from Buyer’s board of directors approving Buyer’s acquisition and financing of the Property upon the terms and conditions set forth in this Agreement and the Loan Commitment (the “Board Approval”).  Buyer shall promptly notify Seller in writing on or prior to 4:00 p.m. C.S.T. on February 7, 2011 of its receipt or inability to obtain the Board Approval (the “Board Notice”).  If Buyer is unable to receive the Board Approval on or prior to 4:00 p.m. C.S.T. on February 7, 2011 (the “Buyer’s Board Approval Contingency”) and so states in the Board Notice, (a) this Agreement shall automatically terminate without any further action from any party, (b) Escrow Agent shall return the Deposit (and all interest accrued thereon) in accordance with the terms of Section 4.3.1, and (c) thereafter neither Buyer nor Seller shall have any further rights or obligations hereunder except as otherwise expressly provided herein.  Upon Buyer’s timely delivery of the Board Notice to Seller indicating Buyer’s receipt of the Board Approval or Buyer’s failure to timely deliver the Board Notice, Buyer shall be deemed to have (i) satisfied Buyer’s Board Approval Contingency, (ii) waived its right to terminate this Agreement as provided in this Paragraph, and (iii) agreed that the Deposit shall not be refundable except as expressly permitted herein.

5.2           Delivery by Seller by Closing.  Prior to the Close of Escrow, Seller shall execute a Seller’s Closing Statement, to be prepared by Escrow Agent, approving all prorations in connection with the purchase and sale of the Property, as approved by Seller and Buyer.  Within two (2) days prior to Close of Escrow, Seller shall deliver the following items (collectively, “Sellers Documents”) to Escrow Agent for recording or delivery to Buyer upon Close of Escrow, as applicable:

5.2.1        Deed.  The special warranty deed (the “Deed”), in the form attached hereto as Exhibit “C” shall be duly executed and acknowledged by Seller, together with any State, County and local transfer tax declarations and forms required to be executed by Seller.  Seller shall also deliver all documents required to record the Deed in the Official Records of the county in which the Land is located.  Buyer hereby acknowledges that Seller shall warrant title to the Land against all parties claiming by and through or under Seller and no other.

5.2.2        Tax Affidavit.  Evidence satisfactory to Escrow Holder that Seller is exempt from the provisions of the withholding requirements of the California Revenue and Taxation Code, as amended, and that neither Buyer nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions.

5.2.3        FIRPTA.  A California and federal form of affidavit confirming that Seller is exempt from withholding under the Foreign Investment in Real Property Tax Act (FIRPTA).

5.2.4        Bill of Sale.  Two (2) originals of the Bill of Sale (the “Bill of Sale”), in the form attached hereto as Exhibit “B”, duly executed by Seller so as to convey to Buyer title to the Personal Property and Other Property (provided that failure to deliver the second original shall not be deemed a default under this Agreement).  Buyer hereby acknowledges that Seller shall not warrant title to the Personal Property or Other Property and by its execution of the delivery of the Bill of Sale, Seller shall convey to Buyer whatever interest it may have in the Personal Property and Other Property.

5.2.5        Other Documents.  Such additional documents as Escrow Agent may reasonably deem necessary or proper to carry out this Agreement.

5.3           Delivery by Buyer by Closing.  Prior to Close of Escrow, Buyer shall execute a Buyer’s Closing Statement, to be prepared by Escrow Agent, approving all prorations in connection with the purchase and sale of the Property as approved by Buyer and Seller.  No later than two (2) Business Days prior to Close of Escrow, Buyer, at Buyer’s sole cost and expense, shall deliver the following items to Escrow Agent for delivery to Seller, as applicable:

5.3.1        Indemnity Agreement. A Waiver, Release and Indemnification Agreement as specified in Paragraph 9.3.

5.3.2        Authorizing Resolutions.  A certified resolution of Buyer authorizing the entering into and execution of this Agreement and the consummation of the transaction herein contemplated.

5.3.3        PCOR.  A Preliminary Change in Ownership Report (PCOR) on a form approved for use in Los Angeles County.

5.3.4        Bill of Sale.  Two (2) original of the Bill of Sale.

5.3.5        Other Documents. Such additional documents as Seller or Escrow Agent may reasonably deem necessary or proper to carry out this Agreement.

ARTICLE 6.           TITLE.

Buyer shall have a period of fifteen (15) days from the Effective Date (“Buyer’s Title Objection Period”), to review and approve the Title Report and any Survey obtained by Buyer prior to that date.  In the event that Buyer does not approve of the Title Report or any lien, encumbrances, and other matters reflected on the Title Report or the Survey and Seller does not cause such matter to be removed, Buyer may, prior to 4:00 p.m. C.S.T. on the last day of Buyer’s Title Objection Period, deliver to the Escrow Agent and Seller, written notice of its election to terminate this Agreement (the “Title Termination Notice”). Upon Escrow Agent’s timely receipt of the Title Termination Notice, Escrow Agent shall immediately return to the Buyer the Deposit together with any accrued interest (subject to any rights of Seller in this Agreement) and thereafter neither Buyer nor Seller shall have any further rights or obligations hereunder except as otherwise expressly provided herein.  In the event Buyer fails to timely deliver the Title Termination Notice, then Buyer shall be deemed to have approved of the exceptions contained in the Title Report (the “Approved Exceptions”).  Buyer shall have no further right to object to the condition of title to the Property except as to matters which may arise after the Title Termination Deadline and prior to Close of Escrow (“New Title Exceptions”). In the event a New Title Exception is discovered prior to Close of Escrow, Buyer shall have five (5) days after receipt of notice of the New Title Exception to deliver to Seller a notice of Buyer’s disapproval of the New Title Exception (“Disapproved Title Item”) and the Close of Escrow shall be extended by up to five (5) days, if necessary, to allow Buyer to deliver such disapproval; provided, however, that if Buyer fails to deliver such notice within such five (5) day period, Buyer shall be deemed to have approved the New Title Exception and such New Title Exception shall thereafter conclusively be deemed an Approved Title Exception.  Seller shall have until Close of Escrow to attempt to cure any Disapproved Title Item (but shall have no obligation to do so).  A Disapproved Title Item shall be considered to be cured and conclusively be deemed to be an Approved Title Exception if such Disapproved Title Item (a) is removed as an exception to the Title Report (and will/does not appear as an exception to the Title Policy), (b) is curable by endorsement or other extended coverage or (c) is otherwise resolved to the satisfaction of Buyer.  In no event shall Buyer have the right to disapprove any of the following: (w) current real property taxes and assessments not yet due and payable; (x) matters that would be disclosed by an accurate survey (provided Buyer may object to any adverse matters disclosed by an ALTA Survey during the Investigation Period); (y) Title Company’s standard exceptions to an ALTA extended coverage policy; and (z) all Approved Title Exceptions (collectively, the “Permitted Exceptions”).  Seller will not record any new lien or encumbrance on title or remove any current encumbrance on title benefiting the Real Property without the consent of Buyer.

ARTICLE 7.           SELLER’S REPRESENTATIONS AND WARRANTIES.

7.1           No Warranties by Seller.  Buyer acknowledges and agrees that Seller acquired title to the Property through foreclosure or equivalent procedures and that Seller has not made, and will not make, any representation or warranty, express or implied, written or oral (except as set forth in Paragraphs 5.2.1, 7.2 and 15.2 below) concerning the Property or any use to which the Property may or may not be put, including, without limitation, the following:

7.1.1        Title.  The condition of title to the Property;

7.1.2        Income and Expense.  The income or expenses generated, paid or incurred in connection with the Property;

7.1.3        Books and Records.  The accuracy of any statements, calculations or conditions contained in the Books and Records or any other Due Diligence, or pertaining to any time prior to the date Seller took title to the Property;

7.1.4        Physical Condition of Personal Property and Improvements.  The physical condition of the Personal Property or the Improvements;

7.1.5        Quality of Workmanship.  The quality of workmanship or structural soundness, integrity or design of any work performed or to be performed upon the

Property, or of any Improvements erected or installed, or to be erected or installed, as a part of the Property;

7.1.6        Physical Condition of Land.  The physical or subsurface condition of the Land (including, without limitation, site contamination, presence or absence of Hazardous Materials, soil stability, past soil repair, adequacy of undershoring, sufficiency of drainage, or any other matter affecting the stability or integrity of the Land or any Improvements thereon;

7.1.7        Compliance with Environmental Laws.  Compliance of the Property with any Environmental Laws;

7.1.8        Zoning.  The zoning of the Land, or the suitability of the Property for any intended use or development or the ability of Buyer to obtain any necessary governmental approval or permit for Buyer’s intended use or development of the Property;

7.1.9        Conformity with Plans.  The conformance or compliance of any Improvement with any plan, site plan, map, engineer’s or architect’s drawing, or any law, regulation, covenant, condition or restriction;

7.1.10      Governmental Requirements.  Any requirement that any governmental or quasi-governmental entity may have or impose with regard to the Property; or

7.1.11      Leases.  Any matter relating to any Lease.

7.2           Seller’s Representations.  Seller does represent to Buyer, the following:

7.2.1        Litigation.  To the best of Seller’s knowledge, there is no pending or threatened litigation in connection with the Property, other than the litigation through which Seller acquired title to the Property.

7.2.2        Notice. To Seller’s Actual Knowledge, Seller has received no written notice (i) concerning the Real Property from any governmental authority stating that the Real Property is in violation of any federal, state, county, or city statute, ordinance, code, rule, or regulation, including, without limitation, any violation of any applicable zoning or the American Disabilities Act or Environmental Laws, (ii) of pending condemnation or (iii) change in zoning affecting the Property.

7.2.3        Leases. There are no existing Leases or tenancies affecting the Real Property.

7.2.4        Onsite Active Employees. Seller has no employees working on a regular basis at the physical Real Property site.

ARTICLE 8.           BUYER’S REPRESENTATIONS AND WARRANTIES.  Buyer represents and warrants to Seller (collectively, “Buyer’s Warranties”) that:

8.1           Authority to Execute.  If Buyer is a legal entity, then the execution of this Agreement, the delivery by Buyer to Seller or Escrow Agent of all monies, items and documents provided for herein, Buyer’s performance of the terms hereof, and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Buyer.

8.2           Organization.  If Buyer is a legal entity, then Buyer is a validly organized and existing corporation, partnership, limited partnership, limited liability company or trust (as applicable) authorized to do business and in good standing under the laws of the State of California.

8.3           Binding Obligation.  This Agreement constitutes the valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms.  If Buyer is a legal entity, then the signatories executing this Agreement on behalf of Buyer have the full right, power and authority to commit and bind Buyer to this Agreement to the fullest extent of the law.

8.4           Financial Condition.  Buyer’s financial condition is, and shall at all times through Close of Escrow remain, such as to enable Buyer to perform all of its monetary obligations under this Agreement.

8.5           No Encumbrance.  Buyer shall neither encumber nor in any way cause any lien to be created against the Property, nor record this Agreement or a memorandum hereof, prior to Close of Escrow.

8.6           Prohibited Persons.  Neither Buyer nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Buyer) is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ ofac/sdn/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO13224, (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) who is otherwise affiliated with any entity or person listed above (any and all parties described in clauses (i) — (v) above are herein referred to as a “Prohibited Person”).  Buyer covenants and agrees that neither Buyer nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Buyer) shall (aa) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but no limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (bb) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.  The provisions of this Section shall survive the Closing or termination of this Agreement.

8.7           Litigation.  There are no actions, suits, claims or other proceedings pending or, to the best of Buyer’s knowledge, contemplated or threatened against Buyer that could affect Buyer’s ability to perform its obligations under this Agreement.

8.8           Financial Ability.  Buyer has sufficient funds available to consummate the transactions contemplated by this Agreement.

ARTICLE 9.           CONDITION OF PROPERTY; ENTRY AND INSPECTION.

9.1           Acknowledgment of Condition.   Buyer further represents and warrants to Seller that: (a) Buyer is an experienced and sophisticated purchaser and operator of properties such as the Property; (b) Buyer is (or prior to Close of Escrow, will be) specifically familiar with the Property; (c) Buyer has (or prior to Close of Escrow, will have) inspected and examined all aspects of the Property and its current condition which Buyer believes are relevant to Buyer’s decision to purchase the Property; (d) Buyer, as of the date of this Agreement, has (or prior to Close of Escrow will have) satisfied itself as to all matters relating to the Property; and (e) in purchasing the Property pursuant to this Agreement, except as expressly provided in this Agreement, Buyer is relying solely on its own investigation and inspection of the Property, and that the Property will be conveyed to and accepted by Buyer at Close of Escrow in its AS IS, WHERE IS, WITH ALL FAULTS condition, subject to the provisions of this Agreement.  Buyer acknowledges and agrees that: (i) except as specifically set forth in Section 5.2.1 and 7.2 above, Seller has not made any representation or warranty, express or implied, written or oral, concerning the Property or any use to which the Property may or may not be put;  (ii) in purchasing the Property, Buyer is not relying upon any representation made by any real estate broker, including Seller’s broker, or by any other agent of Seller; and (iii) Seller’s broker had, and has, no authority to make any representation concerning the Property or any matter or condition relating thereto.  Buyer agrees that, subject to the provisions of Sections 5.2.1 and 7.2 of the Agreement, from and after Close of Escrow, Buyer shall conclusively be deemed to have accepted the Property in its then existing condition, “AS IS” “WITH ALL FAULTS”, without warranty of any kind, and with all faults, defects and problems of any kind or nature whatsoever that may then exist, whether the same are of a legal nature, a physical nature or otherwise, including, without limitation, any faults and/or problems that could have been discovered by Buyer prior to entering into this Agreement, whether or not the same had actually been discovered at that time.

9.2           Waiver, Release and Indemnification.  Buyer hereby expressly waives and forever releases any and all claims that Buyer may now have or hereafter acquire against Seller arising in any manner from any matter covered by the provisions of Paragraph 7.1 or this Article 9, in particular, or from the Property, in general, whether related to the valuation of the Property; to any defect, error or omission in any Improvement; or to any other condition (including, without limitation, any environmental condition) affecting the Property, or otherwise, provided, however, that such waiver and release shall not apply to any matter against which Seller has expressly agreed to indemnify Buyer, as provided elsewhere in this Agreement, to any matter specified in Paragraphs 5.2.1, 7.2, 15.2 or 15.19.  The foregoing release specifically includes any claim under any Environmental Laws. In addition, Buyer agrees to indemnify, defend (with counsel acceptable to Seller, in its discretion) and hold Seller harmless from and against, all costs, expenses, claims, damages, losses and liabilities (including attorneys’ fees in connection therewith) arising in any manner from, or related in any manner to, the activities of Buyer, its affiliates, agents, employees, representatives or contractors, on under, in around or related to the Property, including, without limitation, any which arise from or relate to environmental contamination or any adverse physical condition of the Property, unless caused by the gross negligence or willful misconduct of Seller, its affiliates, agents or employees or related to the mere discovery, so long as there is no exasperation of, a pre-existing environmental or physical condition.  Buyer shall execute and deliver to Seller, through Escrow, a Waiver, Release and Indemnification Agreement in the form of Exhibit “E” hereto, together with such other and further documentation evidencing the foregoing provisions of this Paragraph 9.2 as Seller may request.

BUYER EXPRESSLY WAIVES ANY RIGHTS AGAINST SELLER ARISING UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

9.3           Costs of Testing and Inspection.  Buyer shall bear the cost of any inspections, studies or tests undertaken by Buyer upon or about the Property.  The provisions of Paragraph 9.2 shall apply to any claims resulting from the entry or activities of Buyer or Buyer’s representatives, employees, agents, contractors or affiliates on the Property before and after execution of this Agreement.  Buyer’s indemnification liability shall in no way be limited by any liquidated damages clause in favor of Seller contained herein.  Buyer shall repair any damage to the Property caused by any such inspection, study or test, and shall otherwise restore the Property to the condition which existed prior to the conduct of the same.  Buyer shall not make any repair or cause any work to be done on or to the Property prior to Close of Escrow unless Seller has previously consented in writing to such work or repair.  Prior to the Closing, under no circumstance shall Buyer use, store or dispose of, or cause or permit to be used, stored or disposed of on or about the Property, any flammable material, asbestos, radioactive material, hazardous waste, toxic substance or injurious material (whether injurious by itself or in combination with other materials). Buyer does hereby grant Seller a security interest in the Deposit as security for Buyer’s indemnity under this Paragraph.  In the event that Seller suffers any loss or damage prior to Closing resulting from Buyer’s investigation of the Property or any other actions taken by or on behalf of Buyer in connection with the transaction contemplated by this Agreement, and Buyer fails to reimburse Seller for such loss or damage or settle or satisfy such claim or loss within fifteen (15) days after written notice thereof (the “Reimbursement Notice”) from Seller to Buyer specifying the nature of such loss or damage, Seller shall have the right to receive the Deposit or a portion thereof as reimbursement for such loss or damage, and Buyer shall immediately replace the Deposit or any portion thereof disbursed to Seller hereunder.  Buyer’s failure to replace that portion of the Deposit disbursed to Seller within twenty (20) days following its receipt of the Reimbursement Notice shall be deemed a default by Buyer under this Agreement.  The provisions of this Paragraph 9.3 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 10.         BUYER’S CONTINGENCIES.  Buyer’s obligations to purchase the Property under this Agreement are expressly contingent upon satisfaction of the following conditions (“Buyer’s Contingencies”).

10.1         Natural Hazard Disclosure Report.  Buyer’s approval, in Buyer’s sole and subjective discretion, by on or before the end of the Investigation Period, of the Natural Hazard Disclosure Report as referenced in Section 5.1.4.

10.2         Documents.  Seller shall have delivered to Escrow Agent, in the manner, and at the times specified elsewhere in this Agreement, all instruments and documents required to be delivered by Seller to Escrow Agent hereunder.

10.3         Performance by Seller.  Seller shall have satisfactorily performed each and every one of its obligations under this Agreement.

10.4         Seller’s Representations.  Seller’s representations must be and remain true and correct as of the Close of Escrow.

10.5         Commitment to Issue Buyer’s Title Insurance Policy.  Title Company shall be committed to issue the Title Policy to Buyer upon Close of Escrow.

ARTICLE 11.         SELLER’S CONTINGENCIES.  Seller’s obligations to sell the Property under this Agreement are expressly contingent upon satisfaction of each of the following conditions (“Seller’s Contingencies”), and Seller shall not be required to close under this Agreement unless all of the following conditions have been satisfied or waived by Seller:

11.1         Payment and Documents.  Buyer shall have delivered to Escrow Agent, in the manner, and at the times, specified elsewhere in this Agreement, all monies, and other instruments and things required to be delivered by Buyer hereunder.

11.2         Buyer’s Warranties.  Buyer’s Warranties must be and remain true and correct as of Close of Escrow.

11.3         No Adverse Financial Condition.  There must not have occurred the filing by or against Buyer of a voluntary or involuntary bankruptcy or insolvency petition or collection or creditor’s rights action.

11.4         Performance by Buyer.  Buyer shall have satisfactorily performed each and every one of its obligations under this Agreement.

ARTICLE 12.         POSSESSION, RISK OF LOSS.  Seller shall deliver possession of the Property to Buyer at Close of Escrow, subject only to the Permitted Exceptions.  All risk of loss or damage with respect to the Property shall pass from Seller to Buyer at Close of Escrow.

ARTICLE 13.         DAMAGE OR DESTRUCTION OF THE PROPERTY; CONDEMNATION.  If, between the Effective Date and Close of Escrow, the Property is materially damaged or destroyed, or a taking or condemnation of all, or any portion, of the Property is threatened or commenced, Buyer may elect, in writing given within five (5) days after receipt of notice from Seller (and which Seller shall promptly notify Buyer upon discovery of any such damage, taking or condemnation) of such damage, destruction, taking or condemnation, accompanied by information regarding the amount and payment of insurance or condemnation proceeds, to terminate this Agreement or to purchase the Property without regard to such damage, destruction, taking or condemnation.  If Buyer fails to notify Escrow Agent and Seller of such election within such five (5) day period, Buyer will conclusively be deemed to have elected to proceed with the purchase of the Property without regard to such damage, destruction, taking or condemnation.  In the event that Buyer elects to purchase, Seller shall have no obligation to repair or replace any portion of the Property damaged or destroyed, nor shall the Purchase Price be adjusted.  “Materially damaged or destroyed” as used herein shall mean damage or destruction the estimated cost of repair or replacement of which would exceed $100,000.  If, between the Effective Date and Close of Escrow, the Property sustains non material damage, Seller assumes the risk for such non material damage and shall credit Buyer at Close of Escrow with the estimated cost to repair such damage.  Estimates of repair costs hereunder shall be made in each case by a licensed general contractor approved by Buyer and Seller, based only upon the cost to repair such damage but not on full replacement value.

If Buyer elects to terminate this Agreement as provided above, Seller shall be entitled to receive any insurance proceeds or condemnation awards payable as a result of such damage, destruction, taking or condemnation.  If Buyer elects to purchase the Property despite such damage, destruction, taking or condemnation, Buyer shall be entitled to receive from Seller any insurance proceeds or condemnation awards payable as a result of such damage, destruction, taking or condemnation.  Notwithstanding anything to the contrary contained in this Article 13, in the event Seller determines that the amount of insurance proceeds or condemnation awards payable as a result of such damage, destruction, taking or condemnation exceeds the Purchase Price, Seller may elect, within ten (10) Business Days following confirmation of the insurance settlement, in its sole discretion, to terminate this Agreement and, upon any such termination, to receive and retain any such insurance proceeds or condemnation awards.

ARTICLE 14.         MAINTENANCE AND MANAGEMENT OF THE PROPERTY.

14.1         Seller Will Continue to Maintain.  From the Effective Date  until  Close of Escrow, Seller agrees to continue to manage and maintain the Property using reasonable efforts consistent with such management and maintenance standards as Seller has employed in managing and maintaining the Property prior to the Effective Date.

14.2         Seller Will Not Enter Long Term Contracts.  Prior to Close of Escrow, Seller will not, without Buyer’s prior written consent, enter into or renew any contract or agreement pertaining to the management or maintenance of the Property which will expire more than thirty (30) days after Close of Escrow.  If Seller desires to take any of the actions described above, Seller shall so notify Buyer.  Buyer shall have five (5) days from receipt of Seller’s notice to object in writing to any proposed action described in Seller’s notice; Buyer shall not unreasonably withhold its consent to any such proposed action.  Buyer’s failure to notify Seller on a timely basis of any objection shall conclusively be deemed approval by Buyer.

14.3         Termination of Management Contract.  Effective upon Close of Escrow, Seller shall terminate any existing property management contract relating to the Property.  Prior to the expiration of the Inspection Period, Buyer shall notify Seller of those Service Agreements (if any) that Buyer does not wish to assume at Closing.  Seller shall cause all of such Service Agreements to be terminated at or prior to Closing, and Buyer shall assume the other Service Agreements not objected to by Buyer at Closing.  However, if any of the Service Agreements that Buyer directs Seller to terminate cannot be terminated within the aforesaid time period, then Seller shall be responsible for all fees payable thereunder through the Closing Date, and Buyer shall assume the responsibilities thereunder, including all fees payable, beginning on the Closing Date until such termination is effective.

14.4         Notice of Sale to Tenants.  If Borrower requests prior to Close of Escrow, Seller shall provide Buyer with notices addressed to all tenants notifying them of the sale to Buyer and directing them to thereafter pay rent at such place and in such manner as Buyer shall direct.

ARTICLE 15.         MISCELLANEOUS.

15.1         Survival.  Unless expressly set forth in this Agreement, the representations and warranties in this Agreement shall not survive the Close of Escrow or the termination of this Agreement.  However, covenants, releases and indemnities expressly set forth in this Agreement which require or contemplate performance after the Close of Escrow or the termination of this Agreement, as the case may be, shall survive the Close of Escrow or the termination of this Agreement, as the case may be.

15.2         Brokerage Commissions.  Each party represents and warrants to the other that, other than Grubb & Ellis Company and Lee & Associates (collectively, “Brokers”), which Brokers will be entitled to commission only upon Close of Escrow to be paid by Seller pursuant to a separate agreement between Seller and Grubb & Ellis, no broker, finder or other person is entitled to a commission, finder’s fee or other compensation in connection with this Agreement or the transactions contemplated hereby, and each party shall indemnify, defend and hold the other party harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including attorneys’ fees) arising from the claim of any other broker, finder or other person for such compensation, arising under, through, or as a result of, the act or omission of such party.  Notwithstanding anything to the contrary set forth in this Agreement, the provisions of this Paragraph shall survive the Closing or earlier termination of this Agreement.

15.3         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and assigns.

15.4         Assignment.  Seller’s prior written consent shall be required for any assignment of Buyer’s rights under this Agreement, which consent may be given or withheld in Seller’s sole and absolute discretion; provided however, Buyer may assign Buyer’s rights under this Agreement to an entity either owned or controlled by or otherwise formed by Buyer (any such entity, an “Affiliate”) specifically to take title to the Property, with Seller’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, provided that (i) Buyer shall remain jointly and severally liable for the obligations contained in this Agreement; (ii) Buyer and Affiliate, by accepting assignment of this Agreement, expressly agree to defend and indemnify Seller from any litigation arising out of the assignment; (iii) no further assignment shall occur without the prior written consent of Seller; (iv) written notice of the assignment, including the name of the assignee, is provided to Seller no fewer than five (5) business days prior to the Closing; and (v) Buyer shall provide to Seller at Closing an Assignment and Assumption of Real Estate Purchase and Sale Agreement in the form attached hereto as Exhibit “F”, executed by both Buyer and Affiliate.  Any attempted assignment, except with Seller’s prior written consent, shall be void and shall constitute a default by Buyer.  Buyer represents, warrants and certifies to Seller that (a) if Buyer is a corporation or partnership, then the identity, address and ownership interests of all principals of Buyer, which shall include all direct and indirect, legal or beneficial, owners of equity or debt interests in Buyer, have been disclosed to Seller; (b) Buyer has not assigned, transferred or encumbered or agreed to assign, transfer or encumber, directly or indirectly, all or any portion of its rights or obligations under this Agreement to any other person; and (c) if Buyer is a corporation or partnership, then no shareholder or partner (general or limited) of Buyer has assigned, transferred or encumbered, or agreed to assign, transfer or encumber, directly or indirectly, all or any portion of its interest in Buyer.

15.5         Entire Agreement.  This Agreement, together with the Addendum and the Exhibits attached hereto, contains the entire agreement between Buyer and Seller and supersedes all prior agreements, representations, warranties or statements whether written or oral.  The Exhibits attached hereto are incorporated herein by reference as if set forth herein in full.  No additions or modifications of any term or provision shall be effective unless set forth in writing, signed by both Buyer and Seller.

15.6         Time of the Essence.  Time is of the essence of this Agreement and of each and every term, condition, obligation and provision hereof.

15.7         Counterparts.  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.8         Attorneys’ Fees.  In the event of any action, suit or other proceeding to enforce this Agreement or arising out of the breach of any representation, warranty, covenant, condition, agreement or provision hereof, the prevailing party shall be entitled to have and recover of and from the other party all of such prevailing party’s costs and expenses of suit, including all reasonable attorneys’ and paralegals’ fees and costs due in connection with such proceeding, including, without limitation, any appellate, bankruptcy or administrative proceedings.  The parties stipulate and agree that the tribunal before which such proceeding is brought shall designate a prevailing party on the basis of which party has obtained the greater relief under the provisions of this Agreement.  The provisions of this Paragraph shall survive the Closing or earlier termination of this Agreement.

15.9         Notices.  All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations required under this Agreement or by law from either party to the other shall be in writing and shall be sufficiently given and served upon the other party if personally served, or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by reasonably reliable courier service providing overnight or sooner delivery, postage prepaid, and addressed as provided in the Addendum  attached hereto.  The effective date of any such notice or other item shall be either (a) the date of personal service, (b) the delivery date on the return receipt, or (c) the date of deposit, postage prepaid, with a reasonably reliable courier service providing overnight or sooner delivery, whichever is applicable.  The parties may designate any other addresses for the service of notices by furnishing same in accordance with this Paragraph 15.9.

15.10       Invalid Provisions.  If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, unenforceable or illegal in any respect, such invalidity, unenforceability or illegality shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, unenforceable or illegal provision had not been set forth herein.

15.11       No Waiver.  The waiver by either party of the performance of any covenant, condition or promise shall not invalidate this Agreement and shall not be considered a waiver of any other covenant, condition or promise.  No such waiver shall constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.  The exercise of any remedy provided in this Agreement shall not constitute a waiver of any remedy provided by law or in equity, and the provision in this Agreement of any remedy shall not exclude any other remedy unless such remedy is expressly excluded hereby.

15.12       WAIVER OF LIS PENDENS.  AS A MATERIAL PART OF THE CONSIDERATION TO BE RECEIVED BY SELLER UNDER THIS AGREEMENT, BUYER WAIVES ALL RIGHTS TO FILE AND MAINTAIN AN ACTION AGAINST SELLER FOR SPECIFIC PERFORMANCE AND TO RECORD A LIS PENDENS AGAINST THE PROPERTY IF A DISPUTE ARISES CONCERNING THIS AGREEMENT.  BY INITIALLING BELOW, BUYER AGREES THAT THE PROPERTY IS NOT UNIQUE, THAT BUYER IS PURCHASING THE PROPERTY FOR INVESTMENT PURPOSES ONLY, AND THAT BUYER THEREFORE CAN BE ADEQUATELY COMPENSATED PURSUANT TO THE REMEDIES SET FORTH HEREIN.

Buyer:	Seller:

15.13       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15.14       Further Assurances.  Each party agrees to cooperate with the other party and to execute such additional instruments as may be reasonably necessary or proper in order to carry out the provisions of this Agreement.

15.15       Saturdays, Sundays, Holidays.  If any date or time period specified herein shall fall or expire on a day which is a Saturday, Sunday or day which is widely recognized as a legal holiday in Los Angeles County, California, such date or time period shall be deemed to be extended to the next immediately following Business Day.

15.16       Effect of Termination.  In the event of a termination of this Agreement in the manner specifically authorized by any provision hereof, and provided that neither party is then in default hereunder, this Agreement, and each party’s respective obligations hereunder (except those which are expressly designated herein as surviving termination), shall, without notice, automatically terminate and be of no further force or effect.

15.17       Ownership of Test Data.  Buyer agrees that the results of any inspection, test or study, and any reports or conclusions reached by Buyer, or any agent or subcontractor of Buyer, relating in any manner to the Property have been or will promptly be disclosed to Seller.  If Escrow does not close for any reason, Buyer agrees that all data, test results, conclusions, reports or studies prepared or performed for Buyer with respect to the Property shall be conveyed or transferred to Seller at no cost to Seller and shall thereafter become the sole and separate property of Seller; provided, however, Buyer shall have no obligation to convey or transfer any of the following: (i) internal analyses, (ii) attorney or accountant work product, (iii) attorney client privileged documents, (iv) internal correspondence of Buyer or any direct or indirect owner of any beneficial interest in Buyer, and (v) such other information in the possession or control of Buyer or any direct or indirect owner of any beneficial interest in Buyer which such party reasonably deems proprietary or confidential.

15.18       Confidentiality.  Buyer shall keep confidential, and not disclose to any person or entity, any information which may be derived from any inspection, test or study relating to the Property conducted by or on behalf of Buyer, as well as any report, statement, document or other information delivered to Buyer by Seller pursuant to this Agreement, excluding, however, information that is available from public records, information that is or becomes generally available to the public because of release by Seller or information that must be released under applicable law, the Securities Exchange Act (as amended), as required by the U.S. Securities Exchange Commission or a valid final judicial or administrative order, including, without limitation, the filing of an 8-K or 10-Q (collectively, “Confidential Information”).  Notwithstanding the provisions of the immediately preceding sentence, Buyer may disclose Confidential Information, to the extent such disclosure is necessary or required in connection with the transactions contemplated by this Agreement, to Buyer’s officers or partners (if Buyer is a corporation or partnership), employees, agents, attorneys, consultants and prospective lenders (collectively, “Buyer’s Representatives”).  Prior to disclosing any Confidential Information to Buyer’s Representatives, Buyer shall instruct Buyer’s Representatives to keep the information confidential in accordance with the provisions of this Agreement.  This Paragraph 15.18 shall terminate at Close of Escrow if Buyer completes the purchase of the Property.  In the event Buyer does not purchase the Property for any reason, Buyer shall return to Seller all Confidential Information and the provisions of this Paragraph 15.18 shall thereafter continue to apply, in perpetuity, to all Confidential Information received by Buyer.

15.19       WAIVER OF JURY TRIAL; JUDICIAL REFERENCE AGREEMENT.  To the fullest extent permitted by law, buyer and seller HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing (hereinafter, a “Claim”) on any matter whatsoever arising out of, or in any way connected with, this agreement, the property or any agreement executed in connection with this agreement, or the enforcement of any remedy under any law, statute, or regulation.  Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Buyer and Seller each represent and warrant that: (i) each has received the advice of counsel with respect to this waiver of jury trial, (ii) this waiver of jury trial is made knowingly and voluntarily, and (iii) no person on behalf of seller or Buyer has made any representation of fact to induce this waiver of trial by jury.  Each party is hereby authorized to file this document with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury by the parties.

15.19.1    Judicial Reference.  In the event the jury trial waiver provisions set forth above are not permitted for any reason, Seller and Buyer hereby agree:  (i) each Claim shall be determined by a consensual general judicial reference (the “Reference”) pursuant to the provisions of Section 638 et seq. of the California Code of Civil Procedure, as such statutes may be amended or modified from time to time;  (ii) upon a written request, or upon an appropriate motion by either Seller or Buyer, any pending action relating to any Claim and every Claim shall be heard by a single Referee (as defined below) who shall then try all issues (including any and all questions of law and questions of fact relating thereto), and issue findings of fact and conclusions of law and report a statement of decision.  The Referee’s statement of decision will constitute the conclusive determination of the Claim.  Seller and Buyer agree that the Referee shall have the power to issue all legal and equitable relief appropriate under the circumstances before the Referee; (iii) Seller and Buyer shall promptly and diligently cooperate with one another and the Referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of all Claims in accordance with the terms of this Section 15.19; (iv) either Seller or Buyer may file the Referee’s findings, conclusions and statement with the clerk or judge of any appropriate court, file a motion to confirm the Referee’s report and have judgment entered thereon.  If the report is deemed incomplete by such court, the Referee may be required to complete the report and resubmit it; (v) Seller and Buyer will each have such rights to assert such objections as are set forth in Section 638 et seq. of the California Code of Civil Procedure; and (vi) all proceedings shall be closed to the public and confidential, and all records relating to the Reference shall be permanently sealed when the order thereon becomes final.

15.19.2    Referee.  Seller and Buyer shall select a single neutral referee (the “Referee”), who shall be a retired judge or justice of the courts of the State of California, or a federal court judge, in each case, with at least ten years of judicial experience in civil matters.  The Referee shall be appointed in accordance with Section 638 of the California Code of Civil Procedure (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts).  If within ten (10) days after the request or motion for the Reference, Seller and Buyer cannot agree upon a Referee, either Seller or Buyer may request or move that the Referee be appointed by the Presiding Judge of the Los Angeles County Superior Court or of the U.S. District Court for the Central District of California.  The Referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Section 15.19.

15.19.3    Other Remedies.  No provision of this Section 15.19 shall limit the right of either Seller or Buyer, as the case may be, to (1) exercise such self-help remedies as might otherwise be available under applicable law, (2) initiate judicial or non-judicial foreclosure against any real or personal property collateral, (3) exercise any judicial or power of sale rights, or (4) obtain or oppose provisional or ancillary remedies, including without limitation, injunctive relief, writs of possession, the appointment of a receiver, and/or additional or supplementary remedies from a court of competent jurisdiction before, after or during the pendency of the Reference. The exercise of, or opposition to, any such remedy does not waive the right of Seller or Buyer to the Reference pursuant to this Section 15.19.

15.19.4    Costs.  Promptly following the selection of the Referee, Seller and Buyer shall each advance equal portions of the estimated fees and costs of the Referee.  In the statement of decision issued by the Referee, the Referee shall award costs, including reasonable attorneys’ fees, to the prevailing party, if any, and may order the Referee’s fees to be paid or shared by Buyer and/or Seller in such manner as the Referee deems just.

ARTICLE 16.         OTHER TERMS AND CONDITIONS.  The notice provisions and any additional terms and conditions, if any, are set forth in the Addendum attached hereto.

ARTICLE 17.         ACCEPTANCE.  If this Agreement is not executed by Buyer and delivered to Seller on or before 5:00 p.m., C.S.T on the Acceptance Deadline Date, this Agreement shall be null and void and neither party shall have any further obligations hereunder.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Executed this 7th day of January, 2011.

BUYER:

PC MALL, INC.
a Delaware corporation

By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Its:	CFO

Executed this 7th day of January, 2011.

SELLER:

CITIBANK, N.A., a national banking association

By:	/s/ Kathryn Covert
Name:	Kathryn Covert
Its:	Vice President

The escrow instructions set forth above are hereby acknowledged and accepted by:

ESCROW AGENT:

FIDELITY NATIONAL TITLE COMPANY

By:	/s/ Natalie Priestley

Print Name:	Natalie Priestley

Executed this 7th day of January, 2011.

ADDENDUM TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE
AND JOINT ESCROW INSTRUCTIONS BETWEEN
CITIBANK, NA., AS SELLER AND
PC MALL, INC., AS BUYER

NOTICE PROVISIONS

To Buyer:

Attn:
( )

With a copy to:	Bryan Cave LLP 3161 Michelson Drive, Suite 1500 Irvine, CA 92612-4414 Attention: Willaim B. Tate II (949) 223-7333

To Seller:	CITIBANK, N.A. 8401 North Central Expressway, Suite 500 Dallas, TX 75225 Attn: Kathryn Covert (972) 419-3483

With a copy to:	Buchalter Nemer 333 Market Street, 25th Floor San Francisco, CA 94105 Attn: Melinda L. Sesto, Esq.

To Escrow Agent:	Fidelity National Title Company 1300 Dove Street, Suite 310 Newport Beach, CA 92660 Attn: David James (949) 622-5000

Exhibit “A”

LEGAL DESCRIPTION OF THE REAL PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 16543, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 183 PAGE 66 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, GAS AND OTHER HYDROCARBONS; NON-HYDROCARBON GASES OR GASEOUS SUBSTANCES; ALL OTHER MINERALS OF WHATSOEVER NATURE, WITHOUT REGARD TO SIMILARITY TO THE ABOVE-MENTIONED SUBSTANCES; AND ALL SUBSTANCES THAT MAY BE PRODUCED THEREWITH FROM SAID REAL PROPERTY; ALL WITHOUT THE RIGHT TO USE THE SURFACE OF SAID LAND NOR THE FIRST 500 FEET BELOW THE SURFACE THEREOF OR TO CONDUCT ANY OPERATIONS THEREON OR THEREIN, AS EXCEPTED AND RESERVED BY CHEVRON U.S.A., INC., A CALIFORNIA CORPORATION IN DEED RECORDED MARCH 30, 1984 AS INSTRUMENT NO. 84-389700, OFFICIAL RECORDS.

ALSO EXCEPT ALL GEOTHERMAL RESOURCES, EMBRACING: INDIGENOUS STEAM, HOT WATER AND HOT BRINES; STEAM AND OTHER GASES, HOT WATER AND HOT BRINE RESULTING FROM WATER, GAS OR OTHER FLUIDS, ARTIFICIALLY INTRODUCED INTO SUBSURFACE FORMATIONS; HEAT OR OTHER ASSOCIATED ENERGY FOUND BENEATH THE SURFACE OF THE EARTH; AND BYPRODUCTS OF ANY OF THE FOREGOING SUCH AS MINERALS (EXCLUSIVE OF OIL OR HYDROCARBON GAS THAT CAN BE SEPARATELY PRODUCED) WHICH ARE FOUND IN SOLUTION OR ASSOCIATION WITH OR DERIVED FROM ANY OF THE FOREGOING; ALL WITHOUT THE RIGHT TO USE THE SURFACE OF SAID LAND NOR THE FIRST 500 FEET BELOW THE SURFACE THEREOF OR TO CONDUCT ANY OPERATIONS THEREON OR THEREIN, AS EXCEPTED AND RESERVED BY CHEVRON U.S.A. INC., A CALIFORNIA CORPORATION IN DEED RECORDED MARCH 30, 1984 AS INSTRUMENT NO. 84-389700, OFFICIAL RECORDS.

PARCEL A1:

A NON-EXCLUSIVE EASEMENT FOR THE PASSAGE OF VEHICLES AND PEDESTRIANS OVER AND ACROSS THOSE PORTIONS OF PARCELS 3 AND 4 OF PARCEL MAP NO. 16543, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 183 PAGE 66 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN THE EASEMENT AREA AS DEFINED AND DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT, RECORDED SEPTEMBER 12, 2003 AS INSTRUMENT NO. 03-2677348, OF OFFICIAL RECORDS.

APN: 4138-007-045

Exhibit “B”

BILL OF SALE

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Citibank, N.A. (“Seller”, hereby transfers and conveys to                                                     , a                                                    (“Buyer”), and Buyer hereby accepts, all of Seller’s right, title and interest in and to all of the personal property located on or used in connection with the property described in Exhibit “A” hereto, located at                                                   ,                       , California.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the foregoing items of personal property, including without limitation, any express or implied warranty of title, merchantability, fitness for particular purpose, design or condition, compliance with the requirements of any rule, law, regulation, ordinance, specification or contract, patent infringement or latent defect.  THE FOREGOING ITEMS ARE SOLD “AS IS” AND “WITH ALL FAULTS.”

This Bill of Sale is given pursuant to that certain Agreement for Purchase and Sale of Real Estate and Joint Escrow Instructions dated as of                           , 2011, by and between Seller and Buyer.

IN WITNESS WHEREOF, Seller and Buyer have executed this Bill of Sale this                day of                                       , 2011.

SELLER:

CITIBANK, N.A.

By:
Name:
Its:

BUYER:

,
a

By:
Name:
Its:

Exhibit A to Bill of Sale

LEGAL DESCRIPTION OF THE REAL PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 16543, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 183 PAGE 66 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, GAS AND OTHER HYDROCARBONS; NON-HYDROCARBON GASES OR GASEOUS SUBSTANCES; ALL OTHER MINERALS OF WHATSOEVER NATURE, WITHOUT REGARD TO SIMILARITY TO THE ABOVE-MENTIONED SUBSTANCES; AND ALL SUBSTANCES THAT MAY BE PRODUCED THEREWITH FROM SAID REAL PROPERTY; ALL WITHOUT THE RIGHT TO USE THE SURFACE OF SAID LAND NOR THE FIRST 500 FEET BELOW THE SURFACE THEREOF OR TO CONDUCT ANY OPERATIONS THEREON OR THEREIN, AS EXCEPTED AND RESERVED BY CHEVRON U.S.A., INC., A CALIFORNIA CORPORATION IN DEED RECORDED MARCH 30, 1984 AS INSTRUMENT NO. 84-389700, OFFICIAL RECORDS.

ALSO EXCEPT ALL GEOTHERMAL RESOURCES, EMBRACING: INDIGENOUS STEAM, HOT WATER AND HOT BRINES; STEAM AND OTHER GASES, HOT WATER AND HOT BRINE RESULTING FROM WATER, GAS OR OTHER FLUIDS, ARTIFICIALLY INTRODUCED INTO SUBSURFACE FORMATIONS; HEAT OR OTHER ASSOCIATED ENERGY FOUND BENEATH THE SURFACE OF THE EARTH; AND BYPRODUCTS OF ANY OF THE FOREGOING SUCH AS MINERALS (EXCLUSIVE OF OIL OR HYDROCARBON GAS THAT CAN BE SEPARATELY PRODUCED) WHICH ARE FOUND IN SOLUTION OR ASSOCIATION WITH OR DERIVED FROM ANY OF THE FOREGOING; ALL WITHOUT THE RIGHT TO USE THE SURFACE OF SAID LAND NOR THE FIRST 500 FEET BELOW THE SURFACE THEREOF OR TO CONDUCT ANY OPERATIONS THEREON OR THEREIN, AS EXCEPTED AND RESERVED BY CHEVRON U.S.A. INC., A CALIFORNIA CORPORATION IN DEED RECORDED MARCH 30, 1984 AS INSTRUMENT NO. 84-389700, OFFICIAL RECORDS.

PARCEL A1:

A NON-EXCLUSIVE EASEMENT FOR THE PASSAGE OF VEHICLES AND PEDESTRIANS OVER AND ACROSS THOSE PORTIONS OF PARCELS 3 AND 4 OF PARCEL MAP NO. 16543, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 183 PAGE 66 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN THE EASEMENT AREA AS DEFINED AND DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT, RECORDED SEPTEMBER 12, 2003 AS INSTRUMENT NO. 03-2677348, OF OFFICIAL RECORDS.

APN: 4138-007-045

Exhibit “C”

DEED

(See attached)

Exhibit C to Agreement of Purchase and Sale

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:

SPACE ABOVE THIS LINE RECORDER’S USE
MAIL TAX STATEMENTS TO:

SPECIAL WARRANTY DEED

THE UNDERSIGNED GRANTOR DECLARES THAT DOCUMENTARY TRANSFER TAX IS NOT SHOWN PURSUANT TO SECTION 11932 OF THE REVENUE AND TAXATION CODE, AS AMENDED.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Citibank, N.A., a national banking association, GRANTS, BARGAINS, SELLS AND CONVEYS to ___________________________ (hereinafter called “Grantee”), all of Grantor’s right, title and interest in and to the real property located in _____________ County, California, particularly described as follows, to wit:

This conveyance is made and accepted subject to any and all easements, rights-of-way, and prescriptive rights, as shown of record in ___________ County, California, or otherwise existing on or against the Property, and any and all covenants, conditions, restrictions, reservations, mineral severances, and mineral leases, affecting the Property, said exceptions and encumbrances being called the “Permitted Encumbrances”.

This conveyance is also made and accepted subject to taxes for the fiscal year 2010-2011, and further subject to subsequent tax assessments for the year 2010-2011, and prior years due to change in land usage or ownership, the payment of which Grantee assumes.  Taxes for the year of closing having been prorated same are hereby assumed by Grantee.

TO HAVE AND TO HOLD the Property unto Grantee, its successors and assigns FOREVER, and Grantor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Encumbrances, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

GRANTEE IS ACQUIRING THE PROPERTY “AS IS” WITH ALL FAULTS AND DEFECTS.  EXCEPT FOR THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE DEED, GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY

Exhibit C to Agreement of Purchase and Sale

REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST PRESENT OR FUTURE, OF, AS TO CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY, OR THE PRESENCE OR ABSENCE OF ANY POLLUTANT, HAZARDOUS WASTE, GAS OR SUBSTANCE OR SOLID WASTE ON OR ABOUT THE PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY INTEND TO CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR BODY HAVING JURISDICTION, (E) THE HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, (F) ANY CONSEQUENCES ARISING AS A RESULT OF GRANTOR’S ACQUISITION OF THE PROPERTY THROUGH FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, OR (G) ANY OTHER MATTER RELATED TO OR CONCERNING THE PROPERTY.   GRANTEE HAS BEEN GIVEN AN OPPORTUNITY TO INSPECT THE PROPERTY AND IS RELYING SOLELY ON ITS OWN INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY GRANTOR.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS DEED AS OF
______________________ ____, 2011.

GRANTOR:

CITIBANK, N.A.,
a national banking association

By:
Name:
Title:

Exhibit C to Agreement of Purchase and Sale

SCHEDULE “1” TO DEED

LEGAL DESCRIPTION OF PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 16543, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 183 PAGE 66 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, GAS AND OTHER HYDROCARBONS; NON-HYDROCARBON GASES OR GASEOUS SUBSTANCES; ALL OTHER MINERALS OF WHATSOEVER NATURE, WITHOUT REGARD TO SIMILARITY TO THE ABOVE-MENTIONED SUBSTANCES; AND ALL SUBSTANCES THAT MAY BE PRODUCED THEREWITH FROM SAID REAL PROPERTY; ALL WITHOUT THE RIGHT TO USE THE SURFACE OF SAID LAND NOR THE FIRST 500 FEET BELOW THE SURFACE THEREOF OR TO CONDUCT ANY OPERATIONS THEREON OR THEREIN, AS EXCEPTED AND RESERVED BY CHEVRON U.S.A., INC., A CALIFORNIA CORPORATION IN DEED RECORDED MARCH 30, 1984 AS INSTRUMENT NO. 84-389700, OFFICIAL RECORDS.

ALSO EXCEPT ALL GEOTHERMAL RESOURCES, EMBRACING: INDIGENOUS STEAM, HOT WATER AND HOT BRINES; STEAM AND OTHER GASES, HOT WATER AND HOT BRINE RESULTING FROM WATER, GAS OR OTHER FLUIDS, ARTIFICIALLY INTRODUCED INTO SUBSURFACE FORMATIONS; HEAT OR OTHER ASSOCIATED ENERGY FOUND BENEATH THE SURFACE OF THE EARTH; AND BYPRODUCTS OF ANY OF THE FOREGOING SUCH AS MINERALS (EXCLUSIVE OF OIL OR HYDROCARBON GAS THAT CAN BE SEPARATELY PRODUCED) WHICH ARE FOUND IN SOLUTION OR ASSOCIATION WITH OR DERIVED FROM ANY OF THE FOREGOING; ALL WITHOUT THE RIGHT TO USE THE SURFACE OF SAID LAND NOR THE FIRST 500 FEET BELOW THE SURFACE THEREOF OR TO CONDUCT ANY OPERATIONS THEREON OR THEREIN, AS EXCEPTED AND RESERVED BY CHEVRON U.S.A. INC., A CALIFORNIA CORPORATION IN DEED RECORDED MARCH 30, 1984 AS INSTRUMENT NO. 84-389700, OFFICIAL RECORDS.

PARCEL A1:

A NON-EXCLUSIVE EASEMENT FOR THE PASSAGE OF VEHICLES AND PEDESTRIANS OVER AND ACROSS THOSE PORTIONS OF PARCELS 3 AND 4 OF PARCEL MAP NO. 16543, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 183 PAGE 66 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN THE EASEMENT AREA AS DEFINED AND DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT, RECORDED SEPTEMBER 12, 2003 AS INSTRUMENT NO. 03-2677348, OF OFFICIAL RECORDS.

APN: 4138-007-045

Exhibit C to Agreement of Purchase and Sale

ACKNOWLEDGMENTS TO DEED

State of TEXAS	}

}

County of____________________	}

On _______________, 2011 before me, _________________________________________,

(name (and title, if any) of notary)

personally appeared _________________________________________________________,

(name and title of person signing attached document)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Texas that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

Exhibit C to Agreement of Purchase and Sale

ATTACHMENT TO DEED

TO:____________ County Clerk/Recorder

Dear County Clerk/Recorder:

IN ACCORDANCE WITH SECTION 11932 OF THE REVENUE AND TAXATION CODE, THE UNDERSIGNED HEREBY REQUESTS THAT THIS STATEMENT OF DOCUMENTARY TRANSFER TAX NOT BE RECORDED WITH THE ATTACHED SPECIAL WARRANTY DEED BUT BE AFFIXED TO THE SPECIAL WARRANTY DEED AFTER RECORDATION AND BEFORE RETURN AS DIRECTED ON THE SPECIAL WARRANTY DEED.

THE SPECIAL WARRANTY DEED NAMES ______________________, AS GRANTEE.  THE PROPERTY THAT IS THE SUBJECT OF THE DEED IS LOCATED IN THE COUNTY OF _______________, STATE OF CALIFORNIA.

THE AMOUNT OF DOCUMENTARY TRANSFER TAX DUE ON THE ATTACHED SPECIAL WARRANTY DEED IS $________________ COMPUTED ON THE FULL VALUE OF THE PROPERTY LESS ANY ENCUMBRANCES REMAINING ON THE PROPERTY.

GRANTOR:
Citibank, N.A. By:______________________________ Name: Title:

Exhibit C to Agreement of Purchase and Sale

Exhibit “D”

DOCUMENTS AND ITEMS DELIVERED TO BUYER BY BROKER

Phase 1-Environmental Review (ESA)
Andersen Environmental
Property Condition Assessment (PCA)
Andersen Environmental

Roof Inspection
Independent Roofing Consultants

Elevator Inspection
Lerch, Bates & Associates

HVAC Inspection
Air-Tec

Electrical Inspection
O’Bryant Electric

MEP Engineer Inspection
ARC Engineering

Structural Engineer Inspection
John A. Martin & Associates, Inc.

Exhibit D to Agreement of Purchase and Sale

Exhibit “E”

WAIVER, RELEASE AND INDEMNIFICATION AGREEMENT

This Waiver, Release and Indemnification Agreement (“Indemnification Agreement”) is made, executed and delivered this            day of                                 , 2011, by                                                 , a                                                        (“Indemnitor”), for the benefit of each of the Indemnitees designated hereinafter, with reference to the following facts:

A.            Indemnitor and Citibank, N.A. (“Seller”), have entered into an Agreement for Purchase and Sale of Real Estate and Joint Escrow Instructions, dated as of                              , 2011 (the “Purchase Agreement”), by means of which Seller has agreed to sell, and Indemnitor has agreed to buy, that certain real property, and improvements thereon, which is more fully described in the Purchase Agreement (the “Property”).

B.            Indemnitor has been afforded a full and complete opportunity to inspect, examine and test the Property, and all aspects thereof, prior to closing under the Purchase Agreement and taking title to the Property.

C.            Paragraph 9.3 of the Purchase Agreement provides that Indemnitor shall execute and deliver this Indemnification Agreement concurrently with, and as a condition of, the close of the transfer of the Property to Indemnitor by Seller.

In contemplation of the foregoing and in consideration of the mutual promises, agreements and undertakings of the parties to the Purchase Agreement, and the closing of the transactions provided for therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby agrees as follows:

1.                                       Indemnitees.  The persons and entities specifically intended to be beneficiaries of the  undertakings and promises of Indemnitor contained herein shall consist of Seller, its present and past parent, subsidiary and affiliated corporations and divisions, together with its, and their, respective present and past directors, officers, employees, agents, servants, attorneys, brokers and representatives, and their respective successors and assigns, and each of them (all hereinafter collectively referred to as “Indemnitees”).

2.                                       Certain Environmental Definitions.  As used in this Agreement, the terms “Environmental Laws” and “Hazardous Materials” shall have the meanings assigned to them in the Purchase Agreement, all of the provisions of which shall be, and hereby are, incorporated herein by this reference.

3.                                       Indemnitor’s Acknowledgments.  Indemnitor hereby acknowledges that it has read, understands and hereby reconfirms as of the Close of Escrow all related provisions of the Purchase Agreement.

4.                                       Further Representations and Warranties Regarding the Property.  Indemnitor hereby represents and warrants to each Indemnitee as follows:

4.1                                 Opportunity to Inspect and Assumption of Risk.  Indemnitor has been afforded a complete opportunity to satisfy itself with regard to all matters pertaining to the Property and has either conducted, or obtained from its own efforts, such studies, investigations, inspections and other information as Indemnitor has deemed

Exhibit E to Agreement of Purchase and Sale

necessary or advisable prior to its execution of this Indemnification Agreement.  Without limiting the generality of the foregoing, Indemnitor has investigated to Indemnitor’s satisfaction all aspects of the Property, whether those as to which Seller has expressly disclaimed warranties, as specified above, or otherwise.  Indemnitor has relied solely upon Indemnitor’s own investigation of the Property, and not on any statement or representation by Seller or any employee or agent of Seller (other than representations and warranties expressly set forth in the Purchase Agreement), in entering into the Purchase Agreement and consummating the transactions provided for therein.  Indemnitor has acquired the Property in its “AS IS” condition and assumes any and all risks that adverse conditions and circumstances may not have been revealed by its own independent investigation.

4.2                                 Reports Not Verified.  Indemnitor further acknowledges that any information, whether written or oral, or in the form of maps, surveys, soil reports, reports regarding environmental condition, engineering studies, inspection reports, plans, specifications, or any other information whatsoever, without exception, pertaining to the Property and the buildings and other improvements included therein, and all records, rent rolls, leases and other documents pertaining to the use and occupancy of the Property, the income generated thereby, the cost and expense of maintenance and operation thereof, and any and all other matters concerning the condition, suitability, integrity, marketability, compliance with law, or other attributes or aspects of the Property and buildings and improvements included therein, have been and will be furnished to Indemnitor solely as a courtesy, and that Seller has verified neither the accuracy of any such statements or other information nor the qualifications of the persons having prepared such information.  Seller shall not be responsible for any negligent misrepresentation, nondisclosure, or failure to investigate the Property or any aspect thereof on the part of Seller, any real estate broker or sales agent, or any other agent or employee of Seller, or any third party.

4.3                                 Receipt of Documents.  Indemnitor has received, reviewed and investigated (or had the opportunity to investigate) to its satisfaction all matters involved, or referred to, in each of the instruments listed in Schedule 1 hereto.

5.                                       Representations and Warranties Regarding Matters Waived and Released.  Indemnitor hereby further represents and warrants to each Indemnitee as follows:

5.1                                 Independent Legal Advice.  It has received independent legal advice from counsel of its choice with respect to the meaning of this Indemnification Agreement and the consequences of the agreements and undertakings provided herein.

5.2                                 Authority of Signators.  The person or persons executing this Indemnification Agreement on behalf of Indemnitor have the full right, power and authority to execute and enter into this Indemnification Agreement on behalf of Indemnitor and to commit Indemnitor to the terms and obligations hereof.

5.3                                 Corporate Authority of Indemnitor.  Indemnitor has full corporate power and authority to enter into this Indemnification Agreement and perform its obligations

Exhibit E to Agreement of Purchase and Sale

hereunder and this Indemnification Agreement constitutes the valid and binding obligation of Indemnitor enforceable in accordance with its terms.

5.4                                 Absence of Assignments.  Indemnitor has not heretofore assigned, encumbered or in any manner transferred to any person or entity any portion of, or any interest in, any matter or thing which is subject to the waiver and release provisions of this Indemnification Agreement, and Indemnitor promises and agrees that it will not effect or attempt any such assignment, encumbrance or transfer at any time hereafter.

6.                                       Release.  Indemnitor, on behalf of itself and its present and past parent, subsidiary and affiliated corporations and divisions, together with its and their respective present and past officers, directors, employees, agents, servants, attorneys, brokers and representatives, and their respective heirs, successors and assigns, hereby fully and forever waives, and releases and discharges Indemnitees, and each of them, from and against, any and all losses, damages, liabilities, obligations, claims, causes of action, rights, contentions, demands, costs and expenses, of any kind or nature whatsoever, whether at law, in equity, or otherwise, insofar as the same relate, directly or indirectly, to:

6.1                                 Physical Condition.  The physical condition of the Property or any improvements thereon;

6.2                                 Purchase Transaction.  The transactions contemplated by the Purchase Agreement;

6.3                                 Specific Matters.  Any matter which is described in either of Paragraphs 7.1 or 9.3 of the Purchase Agreement;

6.4                                 Other Matters Released.  Any other matter which is expressly declared to be the subject of a waiver or release by Indemnitor under any provision of the Purchase Agreement;

6.5                                 Hazardous Materials.  The presence of any Hazardous Material within, upon or under the Property; or

6.6                                 Environmental Laws.  The compliance of the Property with any Environmental Laws;

provided, however, that the provisions of this Paragraph 6 shall not apply to any matter as to which Seller has made express representations and warranties in the Purchase Agreement.

7.                                      Scope of Release.  The waiver and release provisions of this Indemnification Agreement apply to all claims, causes of action, damages, liabilities and other released matters, whether the same arise from or relate to events or conditions known or disclosed prior to the date of this Indemnification Agreement or events or conditions which become known or disclosed, or occurrences which transpire, after the date hereof.  INDEMNITOR FURTHER EXPRESSLY WAIVES ANY RIGHTS AGAINST SELLER ARISING UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES AS FOLLOWS:

Exhibit E to Agreement of Purchase and Sale

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BY SIGNING IN THE SPACE PROVIDED BELOW, INDEMNITOR ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THE PROVISIONS OF SECTIONS 6 AND 7.

INDEMNITOR:

a

By:
Name:
Title:

8.                                       Indemnification.  Indemnitor shall indemnify, defend (at all levels and with counsel acceptable to Seller, in its sole discretion) and hold Indemnitees, and each of them, harmless from and against any and all losses, damages, liabilities, obligations, claims, causes of action, rights, contentions, demands, costs and expenses (or actions in respect thereof), including, without limitation, court costs and attorneys’ fees, to which any such Indemnitee may become subject, insofar as the same arise out of, or are based upon:

8.1                                 Matters Released.  Any matter or thing waived or released under the provisions of the Purchase Agreement or this Indemnification Agreement;

8.2                                 Matters Indemnified Against.  Any matter or thing agreed by Indemnitor to be the subject of any obligation of indemnification by Indemnitor under any provision of the Purchase Agreement;

8.3                                 Inaccurate Representations.  Any inaccuracy of any representation and/or warranty made by Indemnitor in the Purchase Agreement or this Indemnification Agreement; or

8.4                                 Failure to Comply.  Any failure of Indemnitor to comply with any provision of the Purchase Agreement or this Indemnification Agreement to be complied with by Indemnitor.

9.                                       Conclusive Effect.  This Indemnification Agreement shall constitute a full and complete defense to, and may be introduced in evidence as a conclusive bar to and used as the basis for an injunction in, any action, suit or other proceeding which may hereinafter be instituted, prosecuted or attempted in contravention of the provisions of this Indemnification Agreement, except for an action based upon a breach of this Indemnification Agreement itself.

10.                                Miscellaneous Provisions.

Exhibit E to Agreement of Purchase and Sale

10.1                           Successors and Assigns.  This Indemnification Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of each of Indemnitor and Indemnitees.

10.2                           Entire Agreement; Modifications.  This Indemnification Agreement constitutes the full and entire understanding and agreement between Indemnitor and Seller with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, understandings and statements, whether oral or written.  No modification or amendment of this Indemnification Agreement shall be binding unless executed in writing by Seller.

10.3                           Attorneys’ Fees.  In the event of any action, suit or other proceeding arising out of or relating to this Agreement, the prevailing party shall, in addition to any other relief that may be granted, be entitled to recover from the other party all of such prevailing party’s costs and expenses, including, without limitation, attorneys’ fees, incurred in such action, suit or other proceeding, including any and all appeals or petitions therefrom.  The parties stipulate and agree that the tribunal before which such proceeding is brought shall designate a prevailing party on the basis of which party has obtained the greater relief under the provisions of this Indemnification Agreement.

10.4                           Notices.  All notices, statement, demands, requests, consents, approvals, authorizations, offers, agreement, appointments or designations required under this Indemnification Agreement or by law shall be in writing and shall be sufficiently given and served if personally served, or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by reasonably reliable courier service providing overnight or sooner delivery, postage prepaid and addressed as hereinafter provided.  The effective date of any such notice or other item shall be either (a) the date of personal service, (b) the delivery date on the return receipt, or (c) the day of deposit, postage prepaid, with a reasonably reliable courier service providing overnight or sooner delivery, whichever is applicable.  The parties may designate any other addresses for the service of notices by furnishing same in accordance with this Paragraph 10.4.  The initial notice addresses shall be as follows:

To Indemnitor:		,

Attn:

To Seller:	Citibank, N.A.

Attn:

10.5                           Invalid Provisions.  If any one or more of the provisions of this Indemnification Agreement shall for any reason be held to be invalid, unenforceable or illegal in any respect, such invalidity, unenforceability or illegality shall not affect any other provision of this Indemnification Agreement, and this Indemnification Agreement

Exhibit E to Agreement of Purchase and Sale

shall be construed as if such invalid, unenforceable or illegal provision had not been set forth herein.

10.6                           No Waiver.  The waiver of the performance of any covenant, condition or promise shall not invalidate this Indemnification Agreement and shall not be considered a waiver of any other covenant, condition or promise.  No such waiver shall constitute a waiver of the time for performing any other act or identical act required to be performed at a later time.  The exercise of any remedy provided in this Indemnification Agreement shall not constitute a waiver of any remedy provided by law or in equity.  No waiver of any provision hereof shall be valid unless in writing.

10.7                           Governing Law.  This Indemnification Agreement shall be governed by and construed in accordance with the laws of, and any action or proceeding relating to this Indemnification Agreement shall be brought only in a court of competent jurisdiction located in, the State of California.

10.8                           Further Assurances.  Each of Indemnitor and Seller shall cooperate with the other and execute such additional instruments and documents as may be reasonably necessary or proper in order to carry out the provisions of this Indemnification Agreement.

10.9                           Titles and Subtitles.  Titles of the paragraphs and subparagraphs of this Indemnification Agreement are for convenience of reference only and are not to be considered in construing this Indemnification Agreement.

10.10                     Advice of Counsel.  The undersigned has read the foregoing Indemnification Agreement and has been fully advised by their counsel and fully understand the terms and conditions hereof.  Indemnitor acknowledges that it has had the opportunity to negotiate modifications to the language of this Indemnification Agreement.  Accordingly, Indemnitor agrees that in any dispute regarding the interpretation or construction of this Indemnification Agreement, no presumption shall operate in favor of or against any Indemnitee by virtue of the role of Seller in drafting or not drafting the terms and conditions set forth herein.

Executed this                      day of                                                   , 2011.

INDEMNITOR:
,
a

By:
Name:
Its:

Citibank, N.A. hereby consents to the foregoing terms and conditions.

Executed this                day of                                               , 2011.

CITIBANK, N.A.

Exhibit E to Agreement of Purchase and Sale

By:
Name:
Its:

Exhibit E to Agreement of Purchase and Sale

Schedule 1 to Waiver Release and Indemnification Agreement

DOCUMENTS DELIVERED TO INDEMNITOR

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

Exhibit E to Agreement of Purchase and Sale

Exhibit “F”

ASSIGNMENT AND ASSUMPTION OF

AGREEMENT FOR PURCHASE AND SALE

OF REAL ESTATE AND JOINT ESCROW INSTRUCTIONS

This ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND JOINT ESCROW INSTRUCTIONS (this “Assignment”) is made and entered into this        day of                                     , 2011, by and between                                                                     , a                                          (“Assignor”), and                                                 , a                                          (“Assignee”).

WHEREAS, Assignor entered into that certain Real Agreement for Purchase and Sale of Real Estate and Joint Escrow Instructions, dated                                   , 2011[, as amended by that certain                                                  dated                                   , 2011] (the “Purchase Agreement”), for that certain real property known as                                           , California, with Citibank, N.A., a national banking association (“Seller”); and

WHEREAS, Assignor wishes to assign to Assignee its rights pursuant to the Purchase Agreement, relating to the purchase of that certain real property, with all improvements and appurtenances thereto more particularly described in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement in order to expressly confer upon Assignee all of the benefits of a successor, assign or nominee of Assignor under the Purchase Agreement.

Nothing in this Assignment shall be deemed to release Assignor from being directly liable to Seller under the Purchase Agreement.

By executing this Assignment, Assignee hereby accepts the assignment of and assumes the obligations set forth in the Purchase Agreement, as aforesaid.

Assignor will indemnify, defend and hold harmless Seller for any damages, including attorneys’ fees and litigation costs from any suit, claim, demand or proceeding arising out of the Assignment or by a breach of this Assignment.

Assignor hereby covenants and warrants to Seller that Assignee is the only assignee of the Purchase Agreement and Assignee hereby covenants and warrants to Seller that (i) Assignee is in good standing under the laws of the State in which the Property is located; (ii) all documents executed by Assignee which are to be delivered to Seller at Closing are or at the Closing will be duly authorized, executed, and delivered by Assignee, and are or at the Closing will be legal, valid, and binding obligations of Assignee, and do not and at the Closing will not violate any provisions of any agreement to which Assignee is a party or to which it is subject; and (iii) Assignee shall furnish all of the funds for the purchase of the Property (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Property) and such funds will not be from sources of funds or properties derived from any unlawful activity.

This Assignment shall be governed by, and construed in accordance with, the laws of the State of California.  This Assignment may be executed in counterparts, including facsimile

Exhibit F to Agreement of Purchase and Sale

counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

(Signatures on following page)

Exhibit F to Agreement of Purchase and Sale

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date and year first set forth herein.

ASSIGNOR:
,
a

By:
Name:
Title:

ASSIGNEE:

, a

By:
Name:
Title:

CONSENTED TO BY SELLER:

CITIBANK, N.A.,
a national banking association

By:
Name:
Title:

Exhibit F to Agreement of Purchase and Sale